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                                                                      Exhibit 5


                                 EXHIBIT NO. 5

                   LEGAL OPINION OF CARMINE J. BUA, III, ESQ.





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                                 LAW OFFICES OF
                                 CARMINE J. BUA
                      3838 Camino Del Rio North, Suite 333
                           San Diego, California 92108
                            Telephone: (619) 280-8000
                               Fax: (619) 280-8001

                                   March 12, 2002                   3645S

Board of Directors
Equine Nutraceuticals, Inc.
19 Benthaven Place
Boulder, CO 80305

         Re:      MY LEGAL OPINION PURSUANT TO SEC FORM SB-2
                  REGISTRATION STATEMENT - EQUINE NUTRACEUTICALS, INC.
                  ----------------------------------------------------

Dear Ladies and Gentleman:

         You have requested my opinion as counsel for Equine Nutraceuticals, Inc., a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

         The undersigned is admitted to practice and is in good standing with the State Bar of California.

         1. THE REGISTRATION STATEMENT: The Registration Statement relates to the registration of 2,652,600 shares of the Company's common stock (the "Shares"). The Shares are to be sold by certain shareholders of the Company upon the terms and conditions set forth in the Registration Statement.

         2. BASIS FOR OPINION: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

                  1. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

                  2.       The Registration Statement.

                  3. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").


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Board of Directors
March 12, 2002
Page 2


                  4. The applicable provisions of the Securities Act of 1933 as amended, and the Rules and Regulations promulgated thereunder (collectively the "Act").

                  5. The applicable securities and corporation's provisions of the Nevada Revised Statutes (collectively the "Nevada Statutes").

                  6. That I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

         3. LEGAL OPINION: Based upon my review of the Company Records, the Registration Statement, the Eligibility Requirements, the Act, Nevada law including the statutory provisions and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, I am of the opinion that:

                  1. ORGANIZATION AND QUALIFICATION: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to cond(upsilon)ct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

                  2. COMPLIANCE WITH ELIGIBILITY REQUIREMENTS OF FORM SB-2: After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.

                  1. SHARES DULY AUTHORIZED AND VALIDLY ISSUED: That when the Registration Statement has become effective, and the Shares sold pursuant to the Registration Statement, the issuance of the Shares will be duly authorized, legally and validly issued and fully paid and non-assessable.


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Board of Directors
March 12, 2002
Page 3


         4. CONSENT TO USE OF LEGAL OPINION: I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.


                                            Very truly yours,

                                            /s/ Carmine J. Bua, III

                                            CARMINE J. BUA, III

CJB:dmj